EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Class A common stock of ZipRecruiter, Inc. is filed on behalf of each of us.

Dated:  May 15, 2025

Institutional Venture Partners XIV, L.P.

By:

Institutional Venture Management XIV, LLC

Its:

General Partner

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Authorized Signatory

Institutional Venture Management XIV, LLC

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Authorized Signatory

Institutional Venture Partners XV, L.P.

By:

Institutional Venture Management XV, LLC

Its:

General Partner

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Authorized Signatory

Institutional Venture Partners XV Executive Fund, L.P.

By:

Institutional Venture Management XV, LLC

Its:

General Partner

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Authorized Signatory

Institutional Venture Management XV, LLC

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Authorized Signatory

Todd C. Chaffee

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Norman A. Fogelsong

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Stephen J. Harrick

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

J. Sanford Miller

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Dennis B. Phelps

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Eric Liaw

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Somesh Dash

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact

Jules A. Maltz

By:

/s/ Leslie Stolper

Name: Leslie Stolper

Title: Attorney-in-Fact